                                                                     Exhibit 4.2

                                  $150,000,000

                             BROOKS AUTOMATION, INC.

              4.75% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 1, 2008

                          REGISTRATION RIGHTS AGREEMENT

                                                                    May 23, 2001

Credit Suisse First Boston Corporation
SG Cowen Securities Corporation
c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, New York 10010-3629

Dear Sirs:

         Brooks Automation, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Credit Suisse First Boston Corporation and SG Cowen Securities Corporation (collectively, the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement of even date herewith (the "PURCHASE AGREEMENT"), $150,000,000 aggregate principal amount of its 4.75% Convertible Subordinated Notes due June 1, 2008 (the "NOTES") and the option to purchase a further $25,000,000 in principal amount of Notes pursuant to the terms of the Purchase Agreement. The Notes will be issued pursuant to an Indenture, dated as of May 23, 2001 (the "INDENTURE"), among the Company and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). Under the terms of the Indenture, the Notes are convertible, in whole or in part, into shares of the Company's common stock, $.01 par value per share (the "CONVERSION SHARES"; the Notes and the Conversion Shares are collectively referred to as the "SECURITIES"), at the option of the holders thereof at any time following the date of original issuance thereof at the Conversion Price (as defined in the Notes) set forth in the Notes, as adjusted from time to time pursuant to the Indenture. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchasers) and the holders of the Conversion Shares (collectively the "HOLDERS"), as follows:

         1. Resale Shelf Registration. (a) The Company shall, at its cost, use its best efforts to file as promptly as practicable (but in no event more than 90 days after the First Closing Date (as defined in the Purchase Agreement)) with the Securities and Exchange Commission (the "COMMISSION") and thereafter shall use commercially reasonable efforts to cause to be declared effective a registration statement (the "SHELF REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT") within 180 days of the First Closing Date, relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such
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                      Registration Rights Agreement-Page 2


Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                  (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Transfer Restricted Securities as defined in Section 5(d) hereof (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event contemplated by Section 2(b)(v) below, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter complies with the requirements of Section 2(h) hereof.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Each Holder agrees that if such Holder wishes to sell such Holder's Securities pursuant to a Shelf Registration Statement and related prospectus, it will do so in accordance with this Section 1(d). Each Holder wishing to sell Securities pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire (the form of which is attached as Annex A to the Offering Document (as defined in the Purchase Agreement)) to the Company at least five (5) business days prior to any intended distribution of Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) business days after such date, (i) if required by law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use all reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical, but in any event by the date that is thirty (30) business days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 1(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section
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                      Registration Rights Agreement-Page 3


         1(d)(i); provided, that if such Notice and Questionnaire is delivered during a period in which the use of such prospectus is suspended pursuant to Section 2(h) hereof, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of such suspension period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information required by Section 1(d) as a selling securityholder in any Shelf Registration Statement and related prospectus and any amendment or supplement thereto; provided, however, that any Holder that has subsequently supplied the requisite information required by this Section 1(d) pursuant to the provisions of this Section 1(d) (whether or not such Holder has supplied the requisite information required by this Section 1(d) at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related prospectus in accordance with the requirements of this
         Section 1(d).

         2. Registration Procedures. In connection with any Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

                   (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose and (ii) include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

                  (b) The Company shall give written notice to the Initial Purchasers and the Holders of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when the Shelf Registration Statement or any
                  amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal
                  counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the
                  Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor
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                      Registration Rights Agreement-Page 4



                  omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

                  (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

                  (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of such Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to
         (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Shelf Registration Statement.

                  (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall as required hereby prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make
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                      Registration Rights Agreement-Page 5



         the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may delay filing and distributing any such supplement or amendment (and continue the suspension of the use of the related prospectus) if the Company determines in good faith that such supplement or amendment would, in the reasonable judgement of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at such time; provided, further, that neither such delay nor such suspension shall extend for a period of more than 90 consecutive days or an aggregate of 120 days in any twelve-month period. If the Company notifies the Initial Purchasers and the Holders of the Securities in accordance with paragraphs (ii) through (v) of
         Section 2(b) above to suspend the use of such prospectus until the requisite changes to such prospectus have been made, then the Initial Purchasers and the Holders of the Securities shall suspend use of such prospectus, and the period of effectiveness of such Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders of the Securities shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

                  (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Conversion Shares registered under the Shelf Registration Statement and provide the Trustee with a certificate for the Notes, in a form eligible for deposit with The Depository Trust Company.

                  (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of
         Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of Shelf Registration Statement, which statement shall cover such 12-month period.

                  (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

                  (l) Each Holder agrees, by acquisition of the Securities, that no Holder of Securities shall be entitled to sell any of such Securities pursuant to any Shelf Registration Statement or to receive a prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 1(d) hereof and the information set forth in the next sentence. Each Holder agrees promptly to furnish the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Securities as the Company may from time to time reasonably request.

                  (m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any
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                      Registration Rights Agreement-Page 6


         Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration; provided, however, that the Company shall not be required to facilitate an underwritten offering pursuant to a Shelf Registration Statement by any Holders unless the offering relates to at least $15,000,000 principal amount of the Notes or an equivalent number of Conversion Shares.

                  (n) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and the other parties, by one firm of counsel, which firm shall be Testa, Hurwitz & Thibeault, LLP until another firm shall be designated as described in
         Section 3 hereof.

                  (o) In the event of an underwritten offering, the Company shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to the Holders and the managing underwriters thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants, if any, with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of
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                      Registration Rights Agreement-Page 7



         appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (p) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby.

         3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Section 1 hereof whether or not a Shelf Registration Statement is filed or becomes effective and shall bear or reimburse the Holders of the Securities covered thereby for reasonable fees and disbursements of not more than one counsel, which firm shall be Testa, Hurwitz & Thibeault, LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Notes covered thereby to act as counsel for the Holders in connection therewith. In connection with any Shelf Registration, the participating Holders shall be responsible for the payment of any and all underwriters and brokers and dealers discounts and selling commissions and such discounts and commissions shall be borne by the participating Holders in proportion to the number of Securities sold by such Holders.

         4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the

                      Registration Rights Agreement-Page 8


meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

         (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims,

                      Registration Rights Agreement-Page 9


damages or liabilities (or actions in respect thereof) referred to in subsection
(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Resale Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to a Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "ADDITIONAL INTEREST") with respect to the Securities (except with respect to (iii) below, which such Additional Interest shall only apply to the Securities held by the affected Holder(s)) shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (v) below being herein called a "REGISTRATION DEFAULT"):

         (i) If on or prior to the 90th day after the First Closing Date (as defined in the Purchase Agreement), the Shelf Registration Statement has not been filed with the Commission;

         (ii) If on or prior to the 180th day after the First Closing Date (as defined in the Purchase Agreement), the Shelf Registration Statement has not been declared effective by the Commission;

         (iii) The Company fails with respect to a Holder of Notes that supplies the Notice and Questionnaire described in Section 1(d) above to amend or supplement the Shelf Registration Statement in the manner set forth in Section 1(d) above;

                      Registration Rights Agreement-Page 10


         (iv) If after the Shelf Registration Statement is declared effective, such Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because the Company suspends the effectiveness of such Shelf Registration Statement beyond the periods set forth in
                  Section 2(h) above; or

         (v) If after the Shelf Registration Statement is declared effective, such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein and the Company fails to cure the Shelf Registration Statement within five (5) business days by filing a post-effective amendment or report pursuant to the Exchange Act.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

         Additional Interest shall accrue on the Notes and Conversion Shares that are Transfer Restricted Shares over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "ADDITIONAL INTEREST RATE").

         (b) A Registration Default referred to in Section 5(a)(v) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

         (c) Any amounts of Additional Interest due pursuant to Section 5(a) above will be payable in cash to the "Record Holder" (as defined in Section 5(d) below) on the "Damages Payment Dates" (as defined in Section 5(d) below) with respect to the Notes and the Conversion Shares. The amount of Additional Interest will be determined by (1) multiplying the applicable Additional Interest Rate by (x) in the case of the Notes, the "Applicable Principal Amount" (as defined in Section 5(d) below) or (y) in the case of the Conversion Shares, the "Applicable Conversion Price" (as defined in Section 5(d) below) and then
(2) multiplying the product of the calculation set forth in (c)(1) above by a fraction, the numerator of which is the number of days such Additional Interest Rate was applied during such period (determined on the basis of a 360 day year comprised of twelve 30-day months), and the denominator of which is 360.

         (d) The following terms shall have the following meaning(s):

         The term "APPLICABLE CONVERSION PRICE" means the Applicable Principal Amount divided by the Conversion Price set forth in the Notes, as adjusted from time to time pursuant to the Indenture, in

                      Registration Rights Agreement-Page 11


effect as of the next succeeding May 15 or November 15 following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding May 15 or November 15 until the cure of such Registration Default) or, if no Notes are then outstanding, the last Conversion Price that was in effect when the Notes were last outstanding.

         The term "APPLICABLE PRINCIPAL AMOUNT" with respect to each $1,000 principal amount of maturity of Notes means the initial issue price of such Note ($1,000) through the next succeeding May 15 or November 15 following such Registration Default in the case of such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding May 15 or November 15 until the cure of such Registration Default) or, if no Notes are then outstanding, such sum calculated as if such Notes were then outstanding.

         The term "DAMAGES PAYMENT DATE" means each June 1 or December 1 in the case of the Notes and the Conversion Shares.

         The term "RECORD HOLDER" means with respect to any Damages Payment Date relating to any Note or Conversion Shares as to which any Additional Interest has accrued, the registered holder of such Note or Conversion Shares, as the case may be, fifteen (15) days prior to the next succeeding Damages Payment Date.

         The term "TRANSFER RESTRICTED SECURITIES" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security (excluding for purposes of this definition, Securities held by affiliates of the Company) is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         6. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of the Notes identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering and such selection shall be subject to the Company's consent, which shall not be unreasonably withheld or delayed.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any

                      Registration Rights Agreement-Page 12


underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         8.  Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the then outstanding Conversion Shares constituting Transfer Restricted Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section 8(b), of the number of outstanding shares of Conversion Shares into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority of the Transfer Restricted Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence; provided, further, without the consent of each Holder, no amendment, modification or supplement may alter the provisions relating to the payment of Additional Interest. Each Holder of Transfer Restricted Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Transfer Restricted Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

                  (2)  if to the Initial Purchasers:

                           Credit Suisse First Boston Corporation
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Fax No.:  (212) 325-8278
                           Attention:  Transactions Advisory Group

                      Registration Rights Agreement-Page 13



         with a copy to:


                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA  02110
                           Fax No.:  (617) 248-7100
                           Attention:  Timothy C. Maguire, Esq.

                  (3)      if to the Company, at its address as follows:


                           Brooks Automation, Inc.
                           15 Elizabeth Drive
                           Chelmsford, MA  01824
                           Fax No.: (978) 262-2502
                           Attention:  Ellen B. Richstone

         with a copy to:

                           Brown, Rudnick, Freed & Gesmer, P.C.
                           One Financial Center
                           Boston, MA 02111
                           Fax No.:  (617) 856-8201
                           Attention: Samuel P. Williams, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (d) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

         (e) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      Registration Rights Agreement-Page 14



         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  [Remainder of Page Intentionally Left Blank]
                            [Signature Page Follows]

                 Signature Page to Registration Rights Agreement

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                            Very truly yours,

                                            BROOKS AUTOMATION, INC.


                                            By: /s/ Ellen B. Richstone
                                            Name: Ellen B. Richstone
                                            Title: Senior Vice President,
                                            Finance and Administration and Chief
                                            Financial Officer



The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
SG COWEN SECURITIES CORPORATION

By:  CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ David M. Wah
Name: David M. Wah
Title: Managing Director